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                                                        EXHIBIT 99.N.6


                          FRIEDMAN ALPREN & GREEN LLP

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this registration statement on Form N-2 (File No. 333-24877 Pre-effective Amendment No. 2) of our report dated January 28, 1995, on our audit of the statement of income and the related statements of changes in partners' capital and cash flows, of Edwards Capital Company for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.


                                        /s/ Friedman Alpren & Green LLP

                                        FRIEDMAN ALPREN & GREEN LLP

New York, New York
April 25, 1997